UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 10, 2006
DYNAVAX TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50577 (Commission File Number)	33-0728374 (I.R.S. Employer Identification No.)
2929 Seventh Street, Suite 100
Berkeley, California 94710
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 848-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.
On October 10, 2006, Dynavax Technologies Corporation (the “Company”) announced the closing of its underwritten public offering of 7,130,000 shares of its common stock, at a price of $4.40 per share. The offering includes the exercise of the underwriter’s over-allotment option of 930,000 shares, at a price of $4.40 per share. The purchase price does not include the underwriter’s discount or the fees and expenses of the transaction. Pacific Growth Equities, LLC acted as the sole underwriter for the offering, which is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-137608) previously filed with the Securities and Exchange Commission.
Our press release dated October 10, 2006, titled “Dynavax Announces Closing of Common Stock Offering and Exercise of Underwriter’s Over-Allotment Option,” is attached hereto as Exhibit 99.1 and is herein incorporated by reference.
Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 10, 2006, entitled “Dynavax Announces Closing of Common Stock Offering and Exercise of Underwriter’s Over-Allotment Option.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynavax Technologies Corporation
Dated: October 10, 2006	By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer, Vice President,
Operations and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated October 10, 2006, entitled “Dynavax Announces Closing of Common Stock Offering and Exercise of Underwriter’s Over-Allotment Option.”

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